UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2006
VIRAGE LOGIC CORPORATION
(Exact name of registrant as specified in its charter)
000-31089
( Commission File Number )

Delaware (State or other jurisdiction of incorporation)	77-0416232 (I.R.S. Employer Identification No.)
47100 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, with zip code)
(510) 360-8000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On May 3, 2006, Virage Logic Corporation, a Delaware corporation (the “Company”), issued a press release, attached hereto as Exhibit 99.1 to this Form 8-K, announcing that Jens Meyerhoff, Chief Financial Officer of the Company, is leaving the Company to pursue other business interests. Mr. Meyerhoff will continue to act as the Company’s principal financial officer and principal accounting officer until his departure. Following that, J.Daniel McCranie, Executive Chairman of the Company, will serve as principal financial officer on an interim basis until a successor is appointed. The Company has not named an interim principal accounting officer. The Company has commenced a search for a new Chief Financial Officer.
     Mr. McCranie has served as a Director and Chairman of the Board since August 2003. On March 23, 2006 he was named Executive Chairman of the Company. From September 1993 to February 2001, Mr. McCranie served as Vice President of Sales and Marketing for Cypress Semiconductor, a diversified semiconductor supplier. From February 1984 to September 1993, Mr. McCranie served as the Chairman, Chief Executive Officer and President of SEEQ Technology, a supplier of mixed-signal data communications products. Mr. McCranie has served as Chairman of the Board of Directors of ON Semiconductor Corp., a provider of power and data management semiconductors and standard semiconductor components since November 2001, and also serves on the Boards of Actel Company, a manufacturer of programmable logic devices, and Cypress Semiconductor. Mr. McCranie holds a B.S. in Electrical Engineering from Virginia Polytechnic Institute.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

99.1	Press Release of Virage Logic Corporation dated May 3, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION
Date: May 5, 2006	By:	/s/Adam Kablanian
Adam Kablanian
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release of Virage Logic Corporation dated May 3, 2006